UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ONCOSEC MEDICAL INCORPORATED

5820 Nancy Ridge Drive

San Diego, California 92121

(855) 662-6732

DEFINITIVE ADDITIONAL PROXY MATERIALS

OncoSec Medical Incorporated (referred to herein as “we,” “us” or “our”) is filing this definitive additional material to supplement the information contained in its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2016, for its Annual Shareholder Meeting to be held on December 6, 2016 (the “Annual Meeting”). The Proxy Statement contains important additional information, and this additional material should be read in conjunction with the Proxy Statement and our other proxy materials.

Exchange Offer

Generally. On November 16, 2016, we announced the commencement of an offer to exchange certain outstanding stock options (the “eligible stock options”) for a lesser number of new stock options with a lower exercise price (the “Exchange Offer”). Eligible stock options are options to purchase shares of our common stock that (i) are held by our employees, directors and acting consultants who are currently, and remain through the expiration date of the Exchange Offer, employed or otherwise in continuous service for us and (ii) have an exercise price greater than or equal to $3.00 per share, except that a stock option will not constitute an eligible stock option if the exercise price of the stock option is equal to or less than the closing price of our common stock on the expiration date of the Exchange Offer. The expiration date of the Exchange Offer is currently scheduled for December 14, 2016 (unless the Exchange Offer is extended), at which time we will cancel all tendered eligible stock options that are accepted for exchange and grant new stock options in replacement thereof. The terms and conditions of the Exchange Offer, including descriptions of the persons eligible to participate in the Exchange Offer, the terms of the eligible stock options and the new stock options and the purposes and certain effects of the Exchange Offer, are discussed in a Tender Offer Statement on Schedule TO we have filed with the SEC on November 16, 2016.

Anticipated Effect of the Exchange Offer on the 2011 Plan. Many of the stock options eligible for exchange in the Exchange Offer have been granted under our 2011 Stock Incentive Plan (as amended and restated, the “2011 Plan”). In accordance with the terms of the 2011 Plan, all shares of our common stock subject to eligible stock options that are tendered and canceled in the Exchange Offer will be returned to the reserve of shares available for future issuance pursuant to awards granted under the 2011 Plan. Although the new stock options to be granted in the Exchange Offer in replacement of tendered eligible stock options will be granted under the 2011 Plan, we anticipate that the net effect of the Exchange Offer will be to increase the number of shares available for future issuance under the 2011 Plan because the new stock options will relate to a lesser number of shares of our common stock than the eligible stock options they will replace. To illustrate, if all eligible stock options outstanding at the commencement of the Exchange Offer, totaling stock options to purchase an aggregate of 2,479,671 shares of our common stock, (i) remain eligible stock options at the expiration date of the Exchange Offer (which would be the case if the closing price of our common stock on the expiration date of the Exchange Offer does not equal or exceed $3.00 per share and none of our current employees, directors or acting consultants who hold eligible stock options ceases their employment or continuous service with us before the expiration date of the Exchange Offer) and (ii) are tendered and accepted in the Exchange Offer, then new stock options to purchase an aggregate of 1,198,741 shares of our common stock will be granted in the Exchange Offer and an aggregate of 1,280,930 shares of our common stock, equal to the difference between the number of shares subject to the tendered eligible stock options and the new stock options, will be returned to the reserve of shares available for future issuance under the 2011 Plan. Because participation in the Exchange Offer is completely voluntary, the total number of eligible stock options that will be cancelled and the total number of new stock options that will be granted in the Exchange Offer will depend on the rate of participation by optionholders who are eligible to participate in the Exchange Offer. As a result, we will not know the exact effect of the Exchange Offer on the number of available shares under the 2011 Plan until the expiration date of the Exchange Offer.

As reflected in the Proxy Statement, we are seeking shareholder approval at the Annual Meeting of an amendment and restatement of the 2011 Plan to, among other things, increase the number of shares of our common stock authorized for issuance under the 2011 Plan by 500,000 shares, to a total of 4,500,000 shares. Of the 4,000,000 shares currently authorized for issuance under the 2011 Plan, as of October 14, 2016, only 106,856 shares remained available for the grant of future awards. As described above, upon completion of the Exchange Offer on its expiration date, the number of shares remaining available under the 2011 Plan for the grant of future awards could increase by as much as 1,280,930 shares, which would be in addition to the 500,000 shares that would be added to the share reserve under the 2011 Plan if shareholders approve its amendment and restatement at the Annual Meeting. As described in the Proxy Statement, we expect that we would use the additional shares available under the 2011 Plan to attract, motivate and retain high-performing employees, executive officers, directors and consultants.

2

Additional Information

This additional material does not constitute a complete description of the 2011 Plan, the proposed amendments to the 2011 Plan to be voted on at the Annual Meeting, the terms of Exchange Offer, or any other information shareholders should consider in making their voting decisions with respect to the matters to be voted on at the Annual Meeting. Rather, these descriptions are intended to be short summaries and are therefore incomplete. Shareholders should consider this additional material in making their voting decisions, in conjunction with the more fulsome descriptions of these matters included in the Proxy Statement filed with the SEC on October 27, 2016 and, with respect to the Exchange Offer, the Tender Offer Statement on Schedule TO filed with the SEC on November 16, 2016. Shareholders can obtain copies of these materials, along with our other proxy materials and all other documents we have filed with the SEC, for no charge at the SEC’s website at www.sec.gov. Copies of the Proxy Statement and our other proxy materials can also be obtained without charge by contacting us at 5820 Nancy Ridge Drive, San Diego, California 92121, (855) 662-6732, or through our website, located at www.oncosec.com.

Forward-Looking Statements

This additional material includes forward-looking statements. Forward-looking statements are statements other than historical facts and include, among others, statements regarding the anticipated increase to the number of shares available under the 2011 Plan as a result of the Exchange Offer or any approval by our shareholders at the Annual Meeting of an amendment to the 2011 Plan. Forward-looking statements are only predictions, are not guarantees of future events and are subject to risks, uncertainties, assumptions and other factors, including the risks described under “Risk Factors” in the documents we file with the SEC, including our Annual Report on Form 10-K for our fiscal year ended July 31, 2016 and our Tender Offer Statement on Schedule TO relating to the Exchange Offer. As a result of these risks, uncertainties and other factors, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

By order of the Board of Directors,

/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer

San Diego, California

November 16, 2016

3